Exhibit 99.1

Transphorm Announces Fiscal 2024
Second Quarter Results and Provides Business Update

- Reports Second Quarter Year-Over-Year Revenue Grew 37% to $5.0 Million as Gross Margin Increased by 11.5% to 23%
- Product Revenue Increased to $3.55 Million, Up 18% Over the Prior Quarter
- Recently Engaged BofA Securities, Inc. to Act as Financial Advisor in Company’s Strategic Review to Enhance Stockholder Value
- Company to Host Webcast Today at 5:00 p.m. EST to Review Quarterly Results and Provide a Business Update

GOLETA, Calif.—November 9, 2023—Transphorm, Inc. (NASDAQ: TGAN)—a global leader in GaN, the future of next generation power systems, announced today its financial results for the second quarter of its fiscal year ending March 31, 2024 (“Q2 Fiscal 2024”).

Primit Parikh, Transphorm’s CEO and Co-Founder, commented, “In Q2 Fiscal 2024 we saw strong sequential and year-over-year product sales growth accompanied by improved gross margin that nearly doubled year-over-year. We were pleased with the continued growth of our pipeline and our design wins, highlighted by record growth in high-power design wins. We anticipate continued strong growth in product revenue in our third fiscal quarter as we realize the benefits of converting our burgeoning design-ins into revenue generating contracts.”

Dr. Parikh continued, “Importantly, we engaged BofA Securities to advance our previously announced strategic review process, and we are continuing this process as we seek to enhance stockholder value, pursuing multiple options that include the potential merger or sale of the company.”

Key Business Highlights

•Reported total revenue of $5.0 million for Q2 Fiscal 2024, an increase of 36.5% over the same quarter last year and a decrease of 15% from the prior quarter.
•Product revenue was $3.55 million in the quarter, exceeding the Company’s expectations, with an increase of 12% from the same quarter last year and 18% over the prior quarter. Government revenue was $1.46 million in the quarter versus $2.9 million in the prior quarter.
•Gross margin in the quarter was 23.4%, exceeding the Company’s expectations, with an increase of 11.5% year-over-year, while down from 35.5% in the prior quarter due to lower mix of government contract revenue.
•Continued to grow its 5-year pipeline opportunity—now at over $475 million, of which about 70% is in high power, and also up 5% from the Company’s previous update in August 2023. With traction in design-ins and opportunities entering or nearing production, the Company expects a continuation of its sequential product revenue growth in the third quarter of fiscal 2024.
•Became the first and only GaN company to surpass 200 billion field operation hours for GaN products, including both low power and high power.
•Announced the publication of the Company’s white paper, The Fundamental Advantages of D-Mode GaN in Cascode Configuration. The paper lays out how Transphorm’s normally-off D-Mode platform design harnesses GaN’s natural benefits, whereas E-Mode designs must make certain performance compromises.

•The Company’s GaN became the first to demonstrate a short circuit robustness milestone key to motor drive and automotive EV inverter applications.
•Closed common stock only $7.94 million Rights Offering at $3.30 per share.

High Power Segment Update – Continued Leadership of Transphorm in GaN

•Increased total design-ins for higher power (300 watt – 7.5 kilowatt) to over 100 (with over 35 in production), an increase of more than 30% from the Company’s previous update in August 2023, with an estimated 75% plus conversion rate in the markets from design-in to in production.
•Breakthrough production win with solar inverter player - Announced Transphorm’s GaN platform powers the world’s first integrated photovoltaic (PV) systems from DAH Solar Co., Ltd. (Anhui Daheng New Energy Technology Co., LTD.), enabling it to produce smaller, lighter, and more reliable solar panel systems that also offer higher overall power generation with lower energy consumption.
•Introduced three SuperGaN® FETs in surface mount devices (SMD) TOLL packages supporting higher power applications operating within an average range of 1 to 3 kilowatts typically found in high performance segments such as computing (AI, server, telecom, data center), energy and industrial (PV inverters, servo motors), and other broad industrial markets.
•Expanded the Company’s package option portfolio launching the SuperGaN® TOLT FET with an on-resistance of 72 milliohms, the industry’s first top-side cooled surface mount GaN device in the JEDEC-standard (MO-332) TOLT package.
•Another first for Transphorm GaN is the initial sampling of the TO-247-4 lead package (drop in with Si and SiC solutions), with recent internal tests demonstrating 25% lower losses versus similar SiC -MOSFET offerings from a global top-3 supplier, thereby increasing the socket penetration opportunities with new and existing solutions.
•Transphorm is actively engaged with multiple global customer partners for high power GaN in these new surface mount packages, a global leader in the microinverter space, lead customers in server and storage power, an innovative manufacturer for off-grid power solutions and a leader in satellite communications.
•Released 300W and 600W Electric 2 and 3-wheeler charger power supply designs and successfully designed into 2 of the top 5 India OEMs in 2-wheeler battery chargers.

Low Power Segment Update – Transphorm Enables Superior Performance

•Increased total design-ins for power adapters and fast chargers (< 300 watt) to over 115 (with over 30 in production), an increase in ongoing design-ins of 15% from the Company’s previous update in August 2023.
•Expanded the Company’s System-In-Package (SiP) strategy to over five IC partners, to enable faster growth in this segment.
•Continued to expand sockets at two of the top three world-wide laptop OEMs in multiple power levels – both at 65W and higher range from 100W to 360W.

Cameron McAulay, Transphorm’s CFO said, “We significantly outperformed our gross margin expectations this quarter at 23%, and we continue to progress toward our long-term model of gross margins in excess of 40%. Additionally, we meaningfully reduced cash burn from $6.8 million for the first quarter of fiscal 2024 to $5.1 million for Q2 Fiscal 2024, and we continue to have zero debt on our balance sheet, which puts us in a strong position to secure additional non-dilutive funding.”

Q2 Fiscal 2024 Financial Results

Revenue increased $1.3 million, or 36.5%, to $5.0 million for Q2 Fiscal 2024 from $3.7 million for the same period in 2022 (“Q2 Fiscal 2023”). Product Revenue increased by $0.5 million, or 18% from Q1 Fiscal 2024 and increased by $0.4 million, or 12%, from Q2 Fiscal 2023. Government contract revenue was up $1.0 million year-over-year and down $1.4 million from the prior quarter.

Operating expenses were $7.7 million in Q2 Fiscal 2024, compared to $8.9 million in the previous quarter and $5.9 million in Q2 Fiscal 2023. Q2 Fiscal 2024 operating expenses consisted of R&D expenses of $3.0 million and SG&A expenses of $4.7 million. Operating expenses on a non-GAAP basis were $6.4 million in Q2 Fiscal 2024, a decrease compared to the previous quarter and up from $5.2 million in Q2 Fiscal 2023.

Net loss for Q2 Fiscal 2024 was ($7.1) million, or ($0.12) per share, compared to net loss of ($7.4) million, or ($0.22) per share, in the prior quarter, and net loss of ($6.0) million, or ($0.10) per share, in Q2 Fiscal 2023. On a non-GAAP basis, adjusted EBITDA for Q2 Fiscal 2024 was ($5.0) million, or ($0.08) per share, compared to non-GAAP adjusted EBITDA of ($4.5) million, or ($0.08) per share, in the prior quarter, and non-GAAP adjusted EBITDA of ($4.6) million, or ($0.08) per share, in Q2 Fiscal 2023.

Cash, cash equivalents and restricted cash as of September 30, 2023, were $6.2 million.

Conference Call and Webcast Information

Event:	Transphorm Fiscal 2024 Second Quarter Financial Results
Date:	Thursday, November 9, 2023
Time:	5:00 p.m. Eastern Standard Time
Webcast:	https://edge.media-server.com/mmc/p/fwqsmkh3/
Conference Call: https://register.vevent.com/register/BI343d7375eaee4e4eabbebab82cec1757

A replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days on the Investor Relations section of the Company’s website.

About Transphorm

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s leading JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations move power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Transphorm believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Transphorm believes that these non-GAAP financial measures provide additional insight into Transphorm’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Transphorm’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation, amortization, change in fair value of promissory note and other income and expenses.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s strategic review process; the Company’s 5-year pipeline and anticipated future growth; the Company’s expectation that sequential product revenue growth will continue in the third quarter of fiscal 2024; the Company’s expectations for future products, design-ins and market acceptance; and the information set forth in the quotes by the Company’s management set forth herein. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: prevailing market conditions; that the Company’s current forecasted cash runway, without any additional financing, may not last as long as anticipated; that the Company’s anticipated strategic review may not result in any transaction (or that the terms of such transaction may not be favorable or acceptable to the Company or its stockholders); risks related to the Company’s operations, such as additional financing requirements, access to capital and market acceptance of its current and future products; competition; the Company’s ability to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere therein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$6,152	$15,527
Restricted cash	—	500
Accounts receivable	4,571	4,396
Inventory	9,776	8,406
Prepaid expenses and other current assets	1,426	1,859
Total current assets	21,925	30,688
Property and equipment, net	7,857	7,890
Operating lease right-of-use assets	2,719	3,033
Goodwill	963	1,079
Intangible assets, net	173	321
Investment in joint venture	—	715
Other assets	652	726
Total assets	34,289	$44,452

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	6,198	$7,895
Accrued interest	—	180
Unfunded commitment in joint venture	59	—
Accrued payroll and benefits	1,557	1,458
Operating lease liabilities	525	404
Revolving credit facility	—	12,000
Total current liabilities	8,339	21,937
Operating lease liabilities, net of current portion	2,259	2,670
Other liabilities	—	230
Total liabilities	10,598	24,837
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	255,249	230,272
Accumulated deficit	(229,424)	(209,236)
Accumulated other comprehensive loss	(2,140)	(1,427)
Total Stockholders’ equity	23,691	19,615
Total liabilities and stockholders’ equity	34,289	$44,452

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue, net	$5,010	$5,883	$3,670	$10,893	$8,826
Cost of goods sold	3,836	3,795	3,232	7,631	7,282
Gross profit	1,174	2,088	438	3,262	1,544
Operating expenses:
Research and development	3,022	2,869	1,830	5,891	3,570
Sales and marketing	1,708	1,482	1,066	3,190	2,149
General and administrative	2,942	4,516	3,044	7,458	6,361
Total operating expenses	7,672	8,867	5,940	16,539	12,080
Loss from operations	(6,498)	(6,779)	(5,502)	(13,277)	(10,536)
Interest expense	—	8	184	8	366
Loss in joint venture	721	860	684	1,581	1,266
Other income, net	(90)	(200)	(375)	(290)	(820)
Loss before tax expense	(7,129)	(7,447)	(5,995)	(14,576)	(11,348)
Tax expense	—	—	—	—	—
Net loss	$(7,129)	$(7,447)	$(5,995)	$(14,576)	$(11,348)

Deemed dividend related to warrant modification and issuance of Inducement Warrants	—	5,612	—	5,612	—
Net loss attributable to common shareholders	$(7,129)	$(13,059)	$(5,995)	$(20,188)	$(11,348)

Net loss per share - basic and diluted	$(0.12)	$(0.22)	$(0.10)	$(0.33)	$(0.20)
Weighted average common shares outstanding - basic and diluted	61,138,691	59,264,378	56,619,662	61,071,729	55,518,297

Transphorm, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Six Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net loss	$(7,129)	$(7,447)	$(5,995)	$(14,576)	$(11,348)
Adjustments:
Stock-based compensation	914	2,003	636	2,916	1,219
Depreciation	269	196	165	465	317
Amortization	74	74	74	148	148
Provision for doubtful accounts	263	—	—	263	—
Total other expense, net	631	668	493	1,299	812
Total adjustments to GAAP net loss	2,151	2,941	1,368	5,091	2,496
Non-GAAP adjusted EBITDA	$(4,978)	$(4,506)	$(4,627)	$(9,485)	$(8,852)
GAAP net loss per share - basic and diluted	$(0.12)	$(0.22)	$(0.10)	$(0.33)	$(0.20)
Adjustment	0.04	0.14	0.02	0.17	0.04
Non-GAAP adjusted EBITDA per share - basic and diluted	$(0.08)	$(0.08)	$(0.08)	$(0.16)	$(0.16)
Weighted average common shares outstanding - basic and diluted	61,138,691	59,264,378	56,619,662	61,071,729	55,518,297

	Three Months Ended			Six Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP operating expenses	$7,672	$8,867	$5,940	$16,539	$12,080
Adjustments:
Stock-based compensation	819	1,865	583	2,685	1,126
Depreciation	98	99	96	197	191
Amortization	74	74	74	148	148
Provision for doubtful accounts	263	—	—	263	—
Total adjustments to GAAP operating expenses	1,254	2,038	753	3,293	1,465
Non-GAAP operating expenses	$6,418	$6,829	$5,187	$13,246	$10,615

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,576)	$(11,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory	139	56
Depreciation and amortization	613	465
Amortization of right-of-use assets	268	286
Provision for doubtful accounts	263	—
Stock-based compensation	2,916	1,219
Interest cost	—	4
Gain on sale of equipment	(48)	(110)
Loss in joint venture	1,581	1,266
Changes in fair value of derivative instruments	171	—
Changes in operating assets and liabilities:
Accounts receivable	(437)	941
Inventory	(1,509)	(2,692)
Prepaid expenses and other current assets	426	(97)
Other assets	74	(521)
Accounts payable, accrued expenses, and other liabilities	(2,615)	904
Deferred revenue	—	(83)
Accrued payroll and benefits	99	160
Operating lease liabilities	(245)	(263)
Net cash used in operating activities	(12,880)	(9,813)
Cash flows from investing activities:
Purchases of property and equipment	(590)	(4,026)
Proceeds from sale of equipment	48	110
Investment in joint venture	(807)	(1,537)
Net cash used in investing activities	(1,349)	(5,453)
Cash flows from financing activities:
Proceeds from stock option exercise	—	56
Proceeds from issuance of common stock	9,936	16,000
Cost associated with issuance of common stock	(117)	(280)
Payment for taxes related to net share settlement of restricted stock units	(288)	(6)
Proceeds from exercise of stock warrants	7,263	—
Loan repayment	(12,000)	—
Net cash provided by financing activities	4,794	15,770
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(440)	(443)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,875)	61
Cash, cash equivalents and restricted cash at beginning of period	16,027	33,935
Cash, cash equivalents and restricted cash at end of period	$6,152	$33,996
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$6,152	$33,496
Restricted cash	—	500
Cash, cash equivalents and restricted cash at end of period	$6,152	$33,996